UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)

April 1, 2010 (April 1, 2010)
ADVOCAT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12996	62-1559667

(State or other jurisdiction of	(Commission File	(Employer
incorporation)	Number)	Identification Number)
1621 Galleria Boulevard Brentwood, TN 37027-2926

(Address of principal executive offices)
(615) 771-7575

(Registrant’s telephone number, including area code)
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective April 1, 2010, the Company entered into a Termination of Lease and Subleases with Omega Health Investors, Inc. and certain affiliates. The Termination of Lease and Subleases relates to four nursing home properties located in Florida. As previously announced, the master lease was amended in March 2010 to extend the term for a transition period until a replacement tenant or buyer could be put into place, which extension was to end no later than August 31, 2010. A new operator assumed control of the properties effective April 1, 2010, and therefore the lease is being terminated. The Company will cooperate in an orderly transition of the operations of the four facilities to the new operator.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVOCAT INC.
By:	/s/ L. Glynn Riddle
L. Glynn Riddle
Chief Financial Officer

Date: April 1, 2010